UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2009

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Distribution and Manufacturing Services Agreement

On June 18, 2009, a, ViroPharma Biologics, Inc., a wholly owned subsidiary of ViroPharma Incorporated, (“ViroPharma Biologics”) entered into an amendment (the “Amendment”) to its Distribution and Manufacturing Services Agreement (the “Agreement”) with Sanquin Blood Supply Foundation (“Sanquin”). Pursuant to the Amendment, Sanquin shall dedicate additional resources to the manufacture of Cinryze, including the purchase of additional equipment and hiring of additional personnel. The additional resources are intended to assist Sanquin with regulatory matters, improve efficiency and assist with the ongoing efforts to expand manufacturing capacity for Cinryze. In connection with the Amendment, the parties have established a work plan which specifies the timing for purchasing and installing the additional equipment and hiring and training the additional employees (the “Work Plan”). As consideration for the additional resources dedicated by Sanquin, the purchase price for Cinryze shall be increased upon Sanquin’s achievement of certain milestones set forth in the Work Plan. The previously disclosed material terms of the Agreement remain unchanged and in effect.

Intermediate Supply Agreement with Biotest AG

On June 19, 2009, ViroPharma SPRL, a wholly owned subsidiary of ViroPharma Incorporated, (“ViroPharma SPRL”) entered into an intermediate supply agreement (the “Supply Agreement”) with Biotest AG (“Biotest”) pursuant to which ViroPharma SPRL will sell to Biotest all excess output of specific intermediate plasma products (the “Intermediates”) derived from the plasma processed by Sanquin in manufacturing Cinryze. In addition, ViroPharma SPRL offered Biotest a right of first refusal to purchase unprocessed plasma in the event ViroPharma SPRL elects to sell unprocessed plasma to a third party. Biotest also agreed to provide ViroPharma SPRL with a right of first refusal, subject to certain exceptions, to repurchase certain by products derived from the Intermediates. The Supply Agreement has an initial term expiring December 31, 2014, unless sooner terminated, which represents a two year extension from the existing Biotest agreement with ViroPharma Biologics. In addition ViroPharma SPRL established pricing for a pre-determined volume of source plasma (the “Target Volume”) at a price lower than the price provided in the existing Biotest agreement with ViroPharma Biologics, provided that the parties shall renegotiate pricing terms upon achievement of the Target Volume. Either party may terminate the Supply Agreement upon written notice if the other party is in material breach of any provision thereof, subject to applicable cure periods. In the event of a breach of the Supply Agreement by Biotest, Biotest shall be liable to purchase all amounts of Intermediates deliverable under the Supply Agreement during its remaining term.

ViroPharma Incorporated intends to file a copy of each of the foregoing agreements as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 1.02	Termination of a Material Definitive Agreement.

On June 19, 2009, ViroPharma Biologics terminated an existing intermediate supply agreement dated April 9, 2008 with Biotest pursuant to which ViroPharma SPRL sold to Biotest all excess Intermediates derived from the plasma processed by Sanquin on behalf of ViroPharma Biologics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: June 23, 2009	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary